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                                                                  EXHIBIT 23.2





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated January 10, 1997, on the financial statements of Greenville Financial Corporation for the years ended December 31, 1996 and 1995 and each of the three years in the period ended December 31, 1996 in the Registration Statement (Form S-4) of Regions.




/s/ ELLIOTT, DAVIS & COMPANY, LLP
Greenville, South Carolina
December 2, 1997